Exhibit 99.1

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ISSUES BUSINESS UPDATE IN CONJUNCTION WITH CAPITAL ONE SECURITIES 2nd ANNUAL REIT CONFERENCE

HUNT VALLEY, MARYLAND – January 9, 2023 – Omega Healthcare Investors, Inc. (NYSE: OHI) announced today that it has revised the COVID-19 Operator Update slides of its investor presentation in conjunction with the Capital One Securities 2nd Annual REIT Conference.

The presentation can be found at https://www.omegahealthcare.com/investor-relations/news-and-market-data/presentations. The revised COVID-19 Operator Update slides are on pages 11 through 14 of the presentation.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP, Corporate Strategy & Investor Relations, at (410) 427-1705